UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2025 (May 1, 2025)

MediaCo Holding Inc.
(Exact name of registrant as specified in its charter)

Indiana	001-39029	84-2427771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

395 Hudson St, Floor 7	New York	New York	10014
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: 1 (212) 229-9797
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	MDIA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 1, 2025, MediaCo Holding Inc., an Indiana corporation (“MediaCo”) completed the previously announced transactions under the Equity Purchase Agreement, dated as of February 7, 2025, by and among MediaCo, MediaCo Operations LLC, a Delaware limited liability company and wholly-owned subsidiary of MediaCo (“Purchaser”), SLF LBI Aggregator, LLC, a Delaware limited liability company, Estrella Broadcasting, Inc., a Delaware corporation (“Estrella”) and certain subsidiaries of Estrella, pursuant to which Purchaser acquired 100% of the equity interests of Estrella and certain subsidiaries of Estrella in exchange for 7,051,538 shares of MediaCo Class A Common Stock, par value $0.01 per share.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth with respect to the issuance of 7,051,538 shares of MediaCo Class A Common Stock in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The issuance of the shares of MediaCo Class A Common Stock was effected in accordance with an exemption from registration under Section 4(a)(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIACO HOLDING INC.
May 5, 2025	By:	/s/ Albert Rodriguez
	Name:	Albert Rodriguez
	Title:	Interim Chief Executive Officer and President